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                                                                    EXHIBIT 23.3


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on Form S-4 by Verizon Global Funding Corp. (a wholly owned subsidiary of Verizon Communications Inc.) of our report dated June 30, 2000, on GTE Corporation as of December 31, 1999, and for each of the two years in the period ended December 31, 1999, and to all references to our Firm included in this registration statement.

/s/ Arthur Andersen LLP
Dallas, Texas
July 3, 2001